Exhibit 10.4

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”), made and entered into on this the 14th day of September, 2006, between:

Landlord:	TI Building Partnership, Ltd.

8226 Bee Caves Road

Austin, Texas 78746

Tenant:	Wilson Holdings Inc.

2700 Via Fortuna, Suite 400

Austin, Texas 78746

WITNESSETH:

1.1 Premises. Subject to and upon the terms, provisions, and conditions hereinafter set forth, Landlord does hereby lease, demise, and let to Tenant and Tenant does hereby lease from Landlord the following:

a. Tenant’s Space. Exclusive rights to the 1 floor, representing the Tenant’s Space (the “Tenant’s Space”) outlined and shaded on the floor plan contained in Exhibit “A” attached hereto and made a part hereof. Such space is located in the building presently known as the 8121 Bee Caves Road, Austin, Texas 78746 (“Building”).

b. Common Area. Non-exclusive rights to use the Common Areas (as hereinafter defined) located in the Building.

The term “Premises” shall mean Tenant’s Space (of which Tenant has exclusive use) and the Common Area (of which Tenant has non-exclusive use). By occupying the Tenant’s Space, Tenant shall be deemed to have accepted the Premises as suitable for the purpose herein intended.

1.2 Tenant Area. Tenant’s “Tenant Area” is deemed to be 5,000 square feet, whether it contains such actual area or not, ft is the Tenant’s Space outlined and shaded in Exhibit “A.”

1.3 Rented Area. Tenant’s “Rented Area” is deemed to be 5,000 square feet. It consists of Tenant’s Area as defined above, plus Tenant’s Prorata Share of the Common Areas as set forth below. Common Areas are defined as al] corridors, restrooms, building equipment rooms, telephone closets, janitor closets, entrance areas, driveways, parking areas, landscape areas, curbs, loading area, private streets and alleys, lighting facilities, hallways, sidewalks and other areas and improvements provided by Landlord for the use of all tenants, all of which shall be subject to Landlord’s sole management and control and shall be operated and maintained consistent with Class “B” buildings. Landlord reserves the right to change from time to time the dimensions and location of the Common Area and other public areas of the land and Building. Landlord may not convert the Tenant’s Area to Common Areas without the prior written consent of Tenant.

2. Term. Subject to and upon the terms and conditions set forth herein, or in any exhibit or addendum hereto, this Lease shall commence on the Commencement Date as hereinafter defined and continue for thirty-six (36) months thereafter; except that, in the event the Commencement Dale is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the Commencement Date. The “Commencement Date” shall be October 1, 2006 or the date upon which the Tenant’s Space is tendered to tenant by Landlord, whichever shall first occur. Landlord will tender the Tenant’s Space to Tenant no later than September 28, 2006.

3. Use. The Premises are to be used and occupied by Tenant solely for business purposes and related legal uses, and for no other purpose or use without the prior written consent of the Landlord.

4.1 Base rent and additional rents. Tenant shall pay to Landlord (without setoff or deduction) a base rent (“Base Rent”) as follows subject to adjustment as provided in other portions of this lease:

Months 1 through 36	$72,500 per year payable at $6,041.67 per month.

The Base Rent is subject to adjustment and additional rents as provided in Paragraph 5. If the lease term commences or ends on a date other than the first day of a calendar month, all rental payment(s) for such month(s) shall be prorated accordingly. One-twelfth of the yearly Base Rent (and one-twelfth of any adjustment to Base Rent pursuant to Paragraph 5) are due on the first day of each calendar month and shall be deemed as delinquent if not paid by the fifth business day of the month.

If any rent payment is not received by Landlord within five (5) business days after its due date, Tenant shall pay a late charge of 5% of such rent payment due. Such late payment charges are clue immediately when ineulTed.

4.2 Place and time of payment. All payments of rent and other sums shall be made by Tenant to Landlord at Landlord’s address set forth above, or any other address as designated by Landlord in writing. Rent and late payment penalties shall be due and paid without demand in accordance with Paragraph 4.1. Unless otherwise specifically provided, all other sums payable by Tenant under this lease shall be due five (5) business days after delivery of written notice to Tenant in accordance with the provisions of this lease regarding notices. Failure to pay rent or other sums shall subject Tenant to the default provisions as hereinafter provided.

4.3 Lease Security. At the time of execution of this Lease, Tenant shall deposit with landlord $6,041.67 (the “Security Deposit”) to secure performance of Tenant’s obligations under this Lease during the initial term and any renewal or extension periods. If Tenant fails to pay rent or other sums when due, the Security Deposit may at Landlord’s option be applied to such unpaid amounts. The Security Deposit (or an accounting thereof) shall be returned to Tenant within 30 days after surrender of the Leased Premises by Tenant, less lawful deductions for damages and other sums due under this Lease.

All past due installments of rent after the late charge period shall bear interest at the rate of eighteen percent (18%) per annum until paid. Landlord may deliver the Security Deposit hereunder by Tenant to a purchaser of Landlord’s interest in the Demised Premises in the event that such interest be sold, and thereupon Landlord shall be discharged from any further liability with respect to such deposit.

5. Adjustments to Rent. In addition to the Base Rent, set forth in Paragraph 4, Tenant shall pay additional rent, on a monthly basis, equivalent to Tenant’s pro rata share of the Building’s actual operating expenses. Additional rent (based upon estimated pro rata operating expenses) will be $50,000 per year payable at $4,166.67 per month from the Commencement Date through December 31, 2007. Beginning on January 1, 2008 and for every subsequent calendar year during the original term and all renewal or extension periods, the monthly rent as herein shall be increased to reflect one hundred percent of the Building’s actual pro ram operating expenses as set forth below.

For purposes of this Lease, the following definitions and terms shall apply, as appropriate to the terms marked above:

a. Calculation of “estimated” pro rata operating expenses. On or before December 15 prior to the beginning of each calendar yew-, Landlord shall calculate the estimated operating expenses for that calendar year, according to the criteria in subparagraph (c) below. One-twelfth of Tenant’s pro rata share of estimated operating expenses shall be due on the first of each month as additional rent.

b. Year end adjustment for overpayment or underpayment by Tenant because of difference between “estimated” and “actual” operating expenses. No later than March 1 after each calendar year of the lease term and renewal or extension periods, Landlord shall determine the actual operating expenses for that calendar year (or shorter period within the Lease term). If it is then determined that actual operating expenses were less than estimated expenses and that Tenant’s monthly payments of estimated expenses over Tenant’s pro rata share of such expenses were too much, Landlord shall refund the Tenant the excess amount paid by Tenant. If it is determined that actual operating expenses were more than estimated expenses and that Tenant’s monthly payments of estimated expenses over Tenant’s prorate share of such expenses were insufficient, Landlord shall invoice Tenant for the amount of Tenant’s underpayment. Payment thereof shall be due within five (5) business days of delivery of invoice to Tenant. Landlord will provide Tenant a report which sets forth the actual operating expenses for the previous calendar year no later than March 1.

c. Definition of operating expenses. Operating expenses for each calendar year shall include: all ad valorem taxes, assessments, and charges becoming due in such period; utilities, insurance premiums for fire, extended coverage, vandalism, and liability on the building and personal property used in building management; landscape expenses, janitorial expenses; window cleaning; supplies; painting and other maintenance expenses, licenses; permits, advertising; maintenance salaries and bonuses; payroll taxes; and management fees; all other managerial and operating expenses which are reasonably related to the operation of the building and utilities serving same; and all other costs and expenses related to the management, operation, maintenance, protection, repair, equipping and/or other work and services to, from or at the Building, Land, Common Areas or any part thereof. No such category shall include more than 12 months’ worth of expenses (or shorter period within the Lease term). Operating expenses shall also include the following improvements for IRS purposes together with interest at 12% per annum on the unamortized cost: (i) improvements to reduce operating expenses, (ii) improvements required by governmental agencies following completion of the building, and (iii) carpeting, floor covering, draperies, and wall coverings for the common areas of the building. Operating expenses shall be calculated on an accrual basis in accordance with generally accepted accounting principles, consistently applied. The word “building” as referred to in this Section 5 shall include the building, parking area, parking garage (if any) and common areas. Operating expenses shall not include: costs of alterations of Tenant premises; cost of capital improvements unless such improvements reduce operating expenses; interest and principal payments on mortgages or other debt costs; rental payments on any ground leases; real estate broker leasing commissions; legal fees; any cost or expenditure for which Landlord is reimbursed by insurance proceeds or otherwise, except by Tenant’s additional rent; depreciation (except on capital improvements which reduce operating expenses); cost of correcting defects in construction of the Building; wages not related directly to the maintenance, management, operation or repair of the Building; and fines, penalties and interest.

d. Definition of pro rata share. Tenant’s pro rata share of estimated and actual operating expenses is the percentage result of dividing Tenant’s net rentable area by the total rentable area in the entire building of 10,000 square feet.

e. Effective date. The increased monthly rent under any pro rata operating expense increase for the following year shall become effective immediately on January 1, Landlord will notify Tenant by December 15 of the monthly rent payable for the coming year.

5. Services to be Furnished by Landlord. Landlord covenants and agrees to furnish (as a part of the Operating expenses) Tenant while Tenant occupies the Premises the following services:

a. Hot and cold water at those points of supply provided for general use of tenants in the Building, central heat and air conditioning in season, at such temperatures and in such amounts as are consistent with Class B buildings; however, such service of central heat and air conditioning at times other than for normal business hours for the Building (which are 7:00 a.m. to 6:00 p.m. on Mondays through Fridays and 7:00 a.m. to 1:00 p.m. on Saturdays, exclusive of legal holidays), shall be furnished only upon the prior request of Tenant, who shall bear the entire cost thereof, billed at $10 per hour.

b. Routine maintenance and electric lighting service for all public areas and special service areas of the Building in the manner to the extent consistent with similar buildings.

e. Janitor service, Mondays through Friday, exclusive of holidays; provided.

d. All fluorescent bulb replacement in the Premises and all incandescent bulb replacement in public areas, toilet and restroom areas, and stairwells, provided, that the bulbs are part of the standard office finish.

If any of the Building equipment or machinery ceases to function properly for any cause, Landlord shall use reasonable diligence to repair promptly. The failure by Landlord to any extent to furnish these defined services, or any slowdown, stoppage, cessation, fluctuation, variation, or interruption thereof, resulting from any cause (including, but not limited to, Landlord’s compliance with (i) any voluntary or similar governmental or business guidelines now or hereafter published or (ii) any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation and maintenance of the Building) shall not render Landlord liable in any respect for damages, direct or consequential, to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement thereof except to that extent caused by Landlord’s gross negligence or willful misconduct, Should any of the equipment or machinery break down, or for any cause cease to function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom. However, in the event that interruption of services causes the Tenant’s space to be untenable for a period of at least five (5) consecutive business days, rent shall be abated proportionally.

6. Keys and Locks. Landlord shall furnish 25 Tenant keys for each corridor door entering the Premises. Additional keys will be furnished at a charge by landlord on receipt of an order signed by Tenant or Tenant’s authorized representative. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Premises without Landlord’s written permission, and Tenant shall not make, or permit to be made any duplicate keys, except those furnished by Landlord. Upon termination of this lease, Tenant shall surrender to Landlord all keys to the Premises, and give to Landlord the combination of all locks for safes, safe cabinets, and vault doors, if any, remaining in the premises.

7. Signs. Except for standard door lettering and Building directory listings, there shall be no signs, symbols, or identifying marks on or in the Building, halls, staircases, entrances, parking areas, doors, walls, or windows without prior written approval of Landlord. All signs or lettering shall conform to the sign and lettering criteria established by Landlord. Unless otherwise stated in the rules and regulations, door lettering and Building directory changes shall be done exclusively by Landlord and at Tenant’s expense. Landlord may remove all unapproved signs at Tenant’s expense.

8. Maintenance and Repairs by Landlord. Landlord, as a part of operating expenses, shall provide for the cleaning, repair, painting, maintenance, and landscaping of the Common Areas. Landlord shall be responsible for making repairs including but not limited to the following: (a) repairs to the Common Areas required by normal maintenance operations, (b) repairs to exterior walls, corridors, exterior windows, roofs and other structural elements and equipment pertaining to the Common Areas of the Building, (c) additional maintenance necessary because of damages by persons other than Tenant, or Tenant’s agents, employees, family, licensees, invitees or visitors, and (d) repairs and modifications required by applicable health and safety laws. Landlord shall not be required to make any repairs to the Tenant’s Space other than mentioned above.

9. Repairs by Tenant. Tenant covenants and agrees with Landlord, at Tenant’s own cost and expense, to repair or replace any damage or injury done to the Building, or any part thereof, caused by Tenant or Tenant’s agents, employees, invitees, or visitors, and such repairs shall restore the Building to the same or as good a condition as it was immediately prior to such injury or damage, and shall be effected in compliance with all building and tire codes and other applicable laws and regulations; provided, however, if Tenant fails to make such repairs or replacements within a reasonable time, Landlord may, at its option, make repairs or replacements, and Tenant shall repay the cost thereof to the Landlord on demand. It is agreed that any repairs done by Tenant shall be done by a contractor which is approved by Landlord.

10. Care of the Premises. Tenant covenants and agrees with Landlord not to commit or allow any waste or damage to he committed on any portion of the Premises, and at the termination of this Lease, by lapse of time or otherwise, to deliver the Premises to Landlord in as good condition as at the date of the commencement of the term of this Lease, ordinary wear and tear excepted.

11. Parking. Tenant may park in the parking facilities provided by Landlord. Landlord shall have sole control over the parking of all vehicles (including but not limited to cars, trucks, recreational vehicles, trailers, bicycles and motorcycles). Landlord shall provide Tenant with six (6) designated, covered parking spaces.

12. Alterations, Additions, and Improvements. Tenant covenants and agrees with Landlord not to permit the Premises to be used for any purpose other than that stated in Paragraph 3 hereof or make or allow to be made any alterations or physical additions in or to the Premises, or place signs on the Premises without first obtaining the written consent of Landlord in such instance. Any and all such alterations, physical additions, or improvements, when made to the Premises by Tenant, shall at once become the property of Landlord and shall be surrendered to Landlord upon termination of this Lease by lapse of time or otherwise unless agreed to in writing by Landlord. Tenant agrees specifically that no food, soft drinks, or other vending machines will be installed by Tenant within the Premises.

13. Legal Use and Violations of Insurance Coverage. Tenant covenants and agrees with Landlord not to occupy or use, or permit any portion of the Premises to be occupied or used for any business or purpose which is unlawful, disreputable, or deemed to be extra-hazardous on account of fire, or knowingly permit anything to be done which would in any way increase the rate of fire or liability or any other insurance coverage on the Building and/or its contents.

14. Laws and Regulations. Tenant covenants and agrees with Landlord to comply with all laws ordinances, rules, and regulations of any state, federal, municipal, or other government or governmental agency having jurisdiction of the Premises that relate to the use, condition, or occupancy of the Premises.

15. Nuisance. Tenant covenants and agrees with Landlord to conduct its business and control its agents, employees, invitees, not to unreasonably interfere with, annoy, or disturb any other tenant or Landlord in its operation of the Building.

16. Entry by Landlord. Tenant covenants and agrees with Landlord upon reasonable advance notice to Tenant to permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours (and in emergencies at all times) to inspect the same, or to show the Premise to prospective purchasers, tenants (within the last six months of the Lease term), mortgagees, or insurers, to clean or make  repairs, alterations or additions thereto, as Landlord may deem necessary or desirable and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. Landlord agrees to honor restricted areas that are properly identified or labeled.

17. Assignment and Subletting.

a. Tenant may, with the prior written consent of Landlord (such consent shall not be unreasonably withheld) (i) assign or transfer this Lease or any estate or interest therein or (ii) permit any assignment of this Lease or any estate or interest therein by operation of law, or (iii) sublease the Premises or any pail thereof, or (iv) grant any license, concession, or other right of occupancy of any portion of the Premises, or (v) permit the use of the Premises by any parties other than Tenant, its agents and employees. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord’s rights as to any subsequent assignments and sublettings. Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant’s other obligations under this lease. If an event of default, as hereinafter defined, should occur while the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant that amount of rent which Tenant would owe to Landlord and apply such rent against any sums due to Landlord by Tenant hereunder. No direct collection by Landlord from any such assignee or subtenant shall he construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of rent from any assignee, subtenant, or occupant of the Premises shall not be deemed a waiver of the covenant contained in this lease against assignment and subletting or a release of Tenant under this Lease. Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Premises, without Landlord’s prior written consent. Any attempted mortgage, Pledge, assignment or sublease by Tenant in violation of the terms and conditions of this paragraph shall be void. Notwithstanding the foregoing, Tenant may assign this Lease to an affiliate or successor by merger, provided Tenant shall remain fully liable on the Lease.

b. If Tenant requests Landlord’s consent to an assignment of the Lease or Subletting of all or a part of the Premises, it shall submit to Landlord in writing at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease, the names of the business of the proposed assignee or subtenant. Landlord shall have the option to be exercised within fifteen (15) days from submission of Tenant’s written request (i) to cancel this Lease (or the applicable portion thereof as to a partial subletting) as of the commencement date stated in the above-mentioned subletting or assignment. in which event the term of this Lease, and the tenancy and occupancy of the Premises (or the applicable portion thereof as to a partial subletting) by Tenant thereunder, shall cease, terminate, expire, and come to an end as if the cancellation date was the original termination date of this Lease; or (ii) to permit Tenant to assign or sublet such space to such party; or (iii) to refuse to consent to Tenant’s assignment or subleasing such space and to continue this Lease in full force and effect as to the entire Premises.

If Landlord should fail to notify Tenant in writing of such election within such fifteen (15) day period, Landlord shall be deemed to have elected option (iii) above.

18. Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and property referred to herein, and in such event and upon such transfer (any such transfer to have the benefit or, and be subject to, the provisions hereof) and delivery of Tenant’s security deposit to such transferee or assignee Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of landlord for the performance of such obligations except as otherwise stated herein.

19. Subordination to Mortgage. This Lease is subject and subordinate to any ground lease, mortgage, deed of trust, lien or security agreement which may now or hereafter encumber this Lease, the Building and/or Land, and to all renewals, modifications, consolidations, replacements, and extensions thereof; provided, however, that Tenant’s rights under this Lease shall not be affected by the termination or foreclosure of any such ground lease, mortgage, deed of trust or other security instrument if Tenant is not in default hereunder and so long as Tenant shall pay the rent and observe and perform all of its obligations to be observed and performed by it under this Lease. This clause shall be self-operative and no further instrument of subordination need by required by any mortgagee. in confirmation of such subordination, however, Tenant shall, at Landlord’s request, execute promptly any certificate or instrument evidencing such subordination that Landlord may request. Tenant hereby constitutes and appoints Landlord the Tenant’s attorney-in-fact to execute any such certificate or instrument for and on behalf of Tenant. In the event of the enforcement by the trustee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of such successor in interest without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not he bound by (a) any payment of rent or additional rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease and excess payments of operating expenses or (b) any amendment or modification of this lease made without the written consent of such trustee or such beneficiary or such successor in interest, provided Tenant has been notified of the name and address of such trustee or such beneficiary or such successor in interest. Upon request by such successor in interest, Tenant shall execute and deliver an instrument or instruments confirming the attornment herein provided for.

20. Mechanic’s Liens. Tenant will not permit any mechanic’s lien or liens to be placed upon the Premises or improvements thereon or the Building or Land during the term hereof caused by or resulting from any work performed, materials furnished, or obligation incurred by or at the request of Tenant, and nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer, or material man for the performance of any labor or the furnishing of any materials for any specific part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing any mechanics or other liens against the interest of Landlord in interest of landlord  or Tenant in the Premises, Tenant shall cause the same to be discharged of record within ten (10) days after the filing of same. If Tenant shall fail to discharge such mechanic’s lien within such period, then in addition to any other right or remedy of Landlord. Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or bonding. Any amount paid by Landlord for any of the aforesaid purposes, or for the satisfaction of any other lien, not caused by Landlord, with interest thereon at the rate of fifteen percent (15%) per annum from the date of payment, shall be paid by Tenant to Landlord within five business days of Demand.

21. Estoppel Certificate. Tenant will, at any time and from time to time, upon not less than twenty (20) days’ prior request by Landlord, execute, acknowledge, and deliver to Landlord a statement in writing executed by Tenant certifying that Tenant is in possession of the Premises under the terms of this Lease, that this lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the dates to which the rent has been paid, and either stating that to the knowledge of Tenant no default exists hereunder or specifying each such default of which Tenant may have knowledge, and such other matters concerning the status of the Lease as may be reasonably requested by Landlord; it being intended that any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of the Building.

22. Events of Default.

a. The following events shall be deemed to be events of default by Tenant under this lease

(i) Tenant shall fail to pay any rent or other sum of money payable hereunder when due.

(ii) Tenant shall fail to comply with any term, provision, or covenant of this Lease, other than the payment of rent.

(iii) Tenant or any guarantor of Tenant’s obligations hereunder (herein called “Guarantor”) shall make a transfer in fraud of creditors, or shall commit any act of bankruptcy, or shall make an assignment for the benefit of creditors, or Tenant or Guarantor shall admit in writing its inability to pay its debts as they become due.

(iv) Tenant or any Guarantor shall file a petition under any section chapter of the Federal Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof, or Tenant or any Guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any Guarantor thereunder; or a petition or answer proposing the adjudication of tenant or any Guarantor as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.

(v) A receiver of trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or any of Tenant’s property located thereon in any proceeding brought by Tenant or any Guarantor, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within sixty (60) days after such appointment or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

(vi) The leasehold hereunder shall be taken on execution or other process of law in any action against Tenant.

(vii) Tenant shall fail to move into or take possession of the Premises within thirty (30) days after the date on which the term of this Lease is to commence under the terms of Paragraph 2 of this Lease.

b. If an event of default shall have occurred, Landlord shall have the right at its election, then or at any time thereafter while such event of default shall continue, to pursue any one or more of the following remedies in addition to all other rights or remedies provided herein or at law or in equity:

(i) Landlord may terminate this lease and forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (A) the cost of recovering the Premises, (B) the unpaid rent earned at the time of termination, plus interest thereon at the rate of eighteen percent (18%) per annum from the due date, (C) the balance of the rent for the remainder of the term less the fair market rental value of the Premises for such period, and (D) any other sum of money, and damages owed by Tenant to Landlord.

(ii) Landlord may terminate Tenant’s right of possession (but not the lease) and may repossess the Premises by forcible entry or detainer suit and without terminating this Lease, in which event Landlord shall relet the same for the account of Tenant for fair market rent. For the purpose of such reletting Landlord is authorized to decorate or to make any repairs, changes, alterations, or additions in or to the Premises that may he necessary or convenient, and if the same are relet and a sufficient sum shall not be realized from such reletting after paying the unpaid base and additional rent due hereunder earned but unpaid at the time of reletting, plus interest at the rate of eighteen percent (18%) per annum from the date such funds are owed, the cost of recovering possession, and all of the costs and expenses of such decorations, repairs, changes, alterations, and additions and the expense of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this lease to be paid, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rent reserved in this lease for such period or periods, or if the Premises have been relet, the Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this

Paragraph 22(b)(ii) from time to time; and that no delivery or recovery of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore  reduced to judgment in favor of Landlord, nor shall such reletting he construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(iii) Landlord may lock Tenant out of the Premises if allowed by law, without the same constituting an eviction or termination of the Lease.

23. Landlord’s Right to Relet. In the event of default by Tenant in any of the terms or covenants of this Lease, Landlord may relet same for the remainder of the term provided for herein, and if the rent received through reletting does not at least equal the rent provided for herein, Tenant shall pay and satisfy the deficiency between the amount of the rent so provided for and that received through reletting, for a new occupant. Nothing herein shall be construed as in any way denying Landlord the right, in the event of Tenant’s breach to treat the same as an entire breach and at Landlord’s option to terminate this Lease and/or immediately seek recovery for the entire breach of this lease and any and all damages which landlord suffers thereby.

24. Attorney’s Fees. In the event Tenant or Landlord defaults in the performance of any of the terms, covenants, agreements, or conditions contained in this lease and the non-defaulting party places the enforcement of this lease, or any part thereof, or the collection of any rent due or to become due hereunder, or recovery of the suit upon the same, the non-prevailing party agrees to pay all reasonable attorneys’ fees incurred by the prevailing party in this regard.

25. No Implied Waiver. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power, or remedy contained in this lease shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or redress for any violations of any term, covenant, agreement, or condition contained in this lease shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. A receipt by landlord of any rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this lease provided.

26. Casualty Insurance. Landlord shall maintain fire and extended coverage insurance on the Building including additions and improvements by Tenant which are required to be made by Tenant by this lease and which have become or are to become the Property of the Landlord upon vacation of the Premises by Tenant. Such insurance shall be maintained with an insurance company selected by Landlord, in amounts not less than the full  replacement value and at the expense of Landlord, (as a part of the operating expenses), and payments for losses thereunder shall be made solely to Landlord. Tenant shall maintain at its expense fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises and on all additions and improvements made by Tenant and not required to be insured by Landlord above. If the annual premiums to be paid by Landlord shall exceed the standard rates because Tenant’s operations, contents of the Premises, or improvements with respect to the Premises result in extra-hazardous exposure, tenant shall pay the excess amount of the premium upon presentment of verified statements showing supporting paid invoices.

27. Liability Insurance. Landlord shall (as a part of the operating expenses), maintain a policy or policies of comprehensive genera] liability insurance, such insurance to afford minimum protection of not less than $1,000,000.00 combined single limit in respect of personal injury or death and of not less than $1,000,000.00 for property damage.

28. Indemnity. Tenant shall indemnify Landlord for and shall hold Landlord harmless from all fines, suits, claims, demands, liabilities and actions (including reasonable costs and expenses of defending against same) resulting (or in the event of a defense obligation alleged to result) from any breach or nonperformance of any provision of the Lease by Tenant or Tenant’s agents, employees, family, licensees, invitees, or visitors. Landlord shall not he liable to Tenant or Tenant’s agents, employees, family, licensees, invitees, or visitors for any damage to person or property resulting from any act, omission, or negligence of any building cotenant, visitor, or other occupant of the Building. Neither Landlord nor Tenant shall be liable to the other for damage to person, property, or business resulting form intentional criminal acts of agents or employees of the other, except to the extent that such damages are covered by insurance.

29. Waiver of Subrogation Rights. Anything in this lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claims, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which are insured against or required hereby to be insured against under the terms of standard fire and extended coverage insurance policies referred to in Paragraph 26 hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees, and covenants that no insurer shall hold any right of subrogation against such other party.

30. Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by lire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty) or in the event any mortgagee under a mortgage or deed of trust covering the Building should require that the insurance proceeds payable as a result of said fire or other casualty he used to return the mortgage debt, Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage, in which event the Base Rent hereunder shall be abated as of the date of such damage. If Landlord does not thus elect to terminate this Lease, Landlord shall within  seventy-five (75) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty; except that Landlord shall not be required to rebuild, repair, or replace any part of Tenant’s furniture or furnishings or of fixtures and equipment removable by Tenant under the provisions of this Lease, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and installing standard office finish and the Tenant improvements in the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of rent proportionate to the amount of space that is unusable during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant’s agents, employees, or invitees the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building cause thereby to the extent such cost and expense is not covered by insurance proceeds. Any insurance which may be carried by landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

31. Condemnation. If the whole or substantially the whole of the premises should be taken for any public or quasi- public use under any governmental law, ordinance, or regulation, or by right of eminent domain or should be sold to the condemning authority in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may terminate this Lease. If any portion of the Premises is taken or if so much of the Common Areas (including parking areas) is taken that Tenant’s use and enjoyment of the Premises is materially and adversely affected to the extent Tenant cannot reasonably operate from the Premises, then Tenant shall have the right to terminate this Lease by notice to Landlord, effective upon the date of the taking. If upon any such taking or sale in lieu thereof of less than the whole or substantially the whole of the Building or the Premises this Lease shall not be terminated, the Base Rent payable hereunder shall be diminished by an amount representing that part of the Base Rent as shall properly be allocable to the portion of the Premises which was so taken or sold and Landlord shall, at Landlord’s sole expense, restore and reconstruct the Building and the Premises to substantially their former condition to the extent that the same, in Landlord’s and Tenant’s judgment, may be feasible, but such work shall not exceed the scope of the work done by Landlord in originally construction the Building and installing standard office finish in the Premises.

32. Damages From Certain Causes. Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by fire, act of God, public enemy, injunction, riot, strike, insurrection, war, requisition, or order of governmental body or authority.

33. Notice. Any notice, communication, request, reply or advice (hereinafter severally and collectively called “notice) in this Lease provided for or permitted to the given, made or accepted by either party to the other must  be in writing, and may, unless otherwise in this lease expressly provided, be given or be served by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to an officer of such party, or by prepaid telegram, when appropriate, addressed to the party to be notified. Notice deposited in the mail in the manner hereinabove described shall be effective, unless otherwise stated in this Lease from and after the expiration of three (3) business days after it is so deposited. Notice given in any other manner shall be effective only if and when received by the party to be notified. For purposes of notice the address of the parties shall, until changed as herein provided, be at the address set forth on the first page hereof The parties hereto and their respective heirs, successors, legal representatives, and assigns shall have the right from time to time and at any time to change their respective addresses and each shall have the right to specify as its address any other address by at least fifteen (15) days’ written notice to the other party delivered in compliance with this Paragraph 33.

34. Liens. In addition to the statutory landlord’s lien, Landlord shall have at all times a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently, or which may hereafter be, situated on the Demised Premises, and all proceeds therefrom, and such property shall not be removed without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord or to become due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an event of default by Tenant, Landlord, may, in addition to any other remedies provided herein, enter upon the Demised Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to he made, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law, Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least ten (10) days before the time of sale. Any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in commercially reasonable manner if held in the above-described premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper, published in the county in which the property is located, for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph .Any surplus shall be paid to Tenant or as otherwise required by law; the Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provision of the Uniform Commercial Code (or corresponding state statute or statutes) in force in the state in which the property is located, as well as any other state the laws of which Landlord may at any time consider to be applicable. Notwithstanding the foregoing, Landlord agrees that the liens contained in this Article XIX shall be subordinate to any third party lender of Tenant. Landlord agrees to provide written notice to such lender of such subordination if requested by such lender.

35. Entirety and Amendments. This Lease, together with the Exhibits and riders attached hereto, embody the entire contract between the parties hereto relative to the subject matter hereof. No variations, modifications, changes, or amendments herein or hereof shall be binding upon any party hereto unless in writing, executed by a duly authorized officer or a duly authorized agent of the particular party.

36. Severability. if any term or provision of this lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall he valid and enforced to the fullest extent permitted by law.

37. Binding Effect. All covenants and obligations as contained within this lease shall bind and extend and inure to the benefit of landlord, its successors and assigns and shall be binding upon Tenant, its permitted successors and assigns.

38. Recordation. Tenant agrees not to record this lease, but Tenant agrees, on request of Landlord, to execute a short form lease in form recordable. In no event shall such document set forth the rental or other charges payable by Tenant under this lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this lease and is not intended to vary the terms and conditions of this Lease.

39. Governing Law. This lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas. Venue for any matter pertaining to this lease shall be in Travis County, Texas.

40. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by a party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor, or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of such party, excluding any matter which could be obtained or performed by the payment of money.

41. Agent Listing. Tenant hereby agrees that should Tenant at any time enter into an agreement with a Leasing Agent for the purpose of viewing alternatives to renewal of leasehold on the premises subject of this Lease Agreement, Tenant will not include in any such Leasing Agent agreement any obligation to any commission or fee should Tenant elect to renew the space subject to this Agreement in whole or in part, or any enlargement of the space or substitute space at the same location.

42. Guaranty. The undersigned Guarantors, jointly and severally, unconditionally and absolutely guarantee to Landlord the prompt and full payment and performance, when due, of all indebtedness and obligations, fixed or contingent, or in any other manner, which Tenant may owe to or be required to perform pursuant to the terms of this Lease. Suit may be brought against Guarantors jointly and severally and against less than all of them, without impairing the rights of Landlord against the other Guarantors; and Landlord may compromise with any of the Guarantors for less than all of the indebtedness and obligations and release any of the Guarantors from all further liability to Landlord, without impairing the right of Landlord to demand and collect the balance from other Guarantors not so released. Landlord shall not he required to pursue any other remedies before invoking the benefits of th is Guaranty; specifically, Landlord shall not be required to take any action against Tenant or any other person. The obligations of Guarantors under this Guaranty shall not be released or impaired without the express prior written consent of Landlord. Without limiting the generality of the foregoing, the obligations of Guarantors shall not be released or impaired on account of the following events: (a) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Tenant, or any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting Tenant or any of its assets; (b) any impairment, modification, release or limitation of liability of, or stay of lien enforcement proceedings against Tenant, its property, or its estate in bankruptcy or any modification. discharge or extension of the Indebtedness resulting from the operation of any present or future provision of the Federal Bankruptcy Code or any other similar federal or state statute, or from the decision of any court, it being the intention hereof that Guarantors shall remain liable notwithstanding any act, omission or thing which might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of Guarantors; (c) Landlord’s failure to use diligence in preserving the liability of any person, or in bringing suit to enforce collection of the Indebtedness; (d) the substitution or withdrawal of collateral or release of security, and the exercise or failure to exercise by Landlord of any right conferred upon it herein or in any collateral agreement; (e) if Tenant is not liable because any act is ultra vires or the officers or persons creating the Indebtedness acted in excess of their authority, or for any reason cannot be enforced against Tenant; (f) any payment by Tenant to Landlord if such payment is held to constitute a preference under the bankruptcy laws, or if for any other reason Landlord is required to refund such payment to Tenant or pay the amount thereof to any other party; (g) if this Guaranty is ever deemed invalid or unenforceable as to any of the Guarantors.

43. Confidentiality Agreement. Tenant hereby agrees and acknowledges that the terms and conditions of this Lease are confidential and will not make any public announcement concerning the confidential information or this transaction without the prior written consent of Landlord. Tenant shall not use the confidential information in any way directly or indirectly detrimental to the Landlord. Tenant will be responsible for any breach of the Agreement by any of it’s representatives including related parties. Any breach of this agreement shall be considered a default of this Lease and Landlord shall have the right and privilege, at it’s sole discretion, to exercise any and all remedies afforded it under the Lease in the event of Tenant default.

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in multiple original counterparts as of the date and year first above written.

TENANT:
WILSON HOLDINGS, INC

By:	/s/ Clark N. Wilson
Name:	Clark N. Wilson
Title:	President and CEO

LANDLORD: :
TI Building Partnership, Ltd

By:	/s/ Kurt Rechner
Name:	Kurt Rechner
Title:	President

EXHIBIT CONTENTS

A. Exhibit “A” -

B. Exhibit “B” -

EXHIBIT "A"

1st Floor
Hallway/ Stairs
Bathrooms
(SHARED) server room

EXHIBIT “B”

TENANT IMPROVEMENTS

Landlord will provide tenant with new carpet and paint. Tenant improvements in addition to carpet and paint are to be determined, and are subject to bid and approval by Landlord.